Exhibit 10.18

SUPPORT SERVICES AGREEMENT

This Support Services Agreement (“Agreement”) is made and entered into as of May 1, 2022 (“Effective Date”) by and between ELLMOUNT SUPPORT SOCIEDAD ANONIMA, with a registered office in San José, Costa Rica, (hereinafter referred to as “Ellmount”), corporate identification number three - one hundred one - six hundred ninety-one thousand nine hundred forty-two, represented by OMAR MONGE QUIRÓS, of legal age, single, consultant, resident of San José, Costa Rican personal identification card number one – zero nine nine seven – zero one four eight, who is legally empowered to do so;

AND HR Entertainment Ltd, company registration number 2072266, with a registered office in RoadTown, Tortola, British Virgin Islands, (hereinafter referred to as the “Client”), represented by Maricel Vai, with personal identification number ____________________________________.

WHEREAS

I.           Ellmount is engaged, among other things, in the provision of online technical support solutions.

II.          The Client has requested Ellmount to provide its services, specifically those described in the Work Order, in relation to and their nature.

Services and Work Order

Definitions

Work Order (“WO”) – The task, project or schedule assigned by the Client to Ellmount in reference to services provided by Ellmount, including type, cost and required work force.

Change Order (“CO”) – Any modification of the Work Order must be made by written agreement between the parties and delivered to Ellmount.

a.	At the request of the Client, Ellmount shall provide services to the Client as specified in the corresponding WO. Each WO executed by the Client and Ellmount shall be binding and will automatically be added to and become part of this agreement.

b.	If the Client makes a modification and requests a Change Order regarding the scope of the services herein provided, Ellmount shall make the adjustments or changes to such services and the charges thereof according to the new terms and conditions of performance, and they will continue to be governed by this agreement and the provisions of such CO.

c.	The Client shall be required to designate a key staff member as sole contact point for each project mentioned in the WO. Such designated person shall be responsible for handling and coordinating all matters with a correspondent representative of Ellmount.

d.	There is no obligation to provide services other than those specified in the WO and CO.

Fees and Payment

The Client shall pay Ellmount the fees mentioned in the Work Order. If the Client does not generate a Work Order, the fees, rates, and conditions provided by Ellmount to the Client, and previously accepted by the Client through any means, shall be considered a Work Order.

On or before the 5th day of each calendar month, Ellmount will invoice the Client in respect of the services performed during the previous calendar month and the costs specified in the Work Order/Change Order.

The Client shall pay the invoices within 5 calendar days from the invoice date.

Fees on Work Orders or Change Orders do not include taxes. Taxes to be paid on services provided by Ellmount shall be paid and assumed by the Client in all cases.

Confidentiality

a)	Each party acknowledges that it may, in the course of performing its responsibilities hereunder, be exposed to or acquire information that is proprietary or confidential to the other party, its affiliates, Clients or third parties, and is bound to keep such information confidential.

b)	All non-public information in any manner obtained by the receiving party or its employees in the performance of this agreement, including, without limitation, proprietary information, financial information, Client information, technical information, software and computer systems, project details, Work Order details, design procedures, service concepts, fee structure and pricing information (collectively, the “Confidential Information”) shall be deemed confidential and proprietary information.

c)	The receiving party agrees to keep the confidential information strictly confidential and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purpose other than in the performance of the obligations arising from this agreement.

Each party further agrees that it will not publish, disclose or allow the disclosure of information about the other party, its directors, officers, employees, agents or current or former clients, their business, financial matters, personal matters, operating procedures, organization of responsibilities, marketing matters, policies/procedures, prices, fees, income with any third party, reporter, author, producer/similar person or entity, or take any other action that seeks to advertise or disclose such information in any way that may cause such information to be made available to the general public in any form, including books, written articles of any other kind, as well as films, video tapes, audio tapes or any other means.

Restrictions on the use or disclosure of confidential information shall not apply to any confidential information:

(a) that is expressly designated in writing as information for free use and/or disclosure between the parties.

(b) required to be disclosed by law.

The obligations under this clause shall survive the expiration or termination of this Agreement.

Upon written request of the disclosing party or upon the termination of this agreement, the receiving party shall return to the disclosing party all written materials containing the confidential information. The receiving party will also provide the disclosing party with the written statements signed by the receiving party to ensure that all materials are returned within five (5) days of receiving the request.

Guarantees

a)	Each party guarantees its current and continuous compliance with all applicable laws and regulations.

b)	Each party guarantees that it has the right to enter into this Agreement and to comply and fulfill its obligations hereunder.

c)	Each of the parties will act in good faith in the performance of this Agreement, and, in all cases requiring or requesting the notification, consent or agreement of either party hereto, the other party will not unreasonably withhold or delay such notification, consent or agreement.

d)	Each party is responsible for complying with its documentation requirements, particularly maintaining the processing records required to carry out this agreement. Each party will reasonably assist the other party with its documentation requirements by providing the information requested by the other party, including, but not limited to: The use of electronic systems, so that the other party may comply with any obligation related to the provision of remote and “online” support.

Limitation of liability and guarantee

The Services provided in the WO and the CO under this Agreement are provided “as is” and without any express or implied representation or guarantee. Notwithstanding this, Ellmount shall use its best efforts to perform the Services.

Ellmount’s maximum liability and sole remedy for noncompliance of this Agreement will be the reimbursement of the compensation paid for the specific service related to noncompliances. Ellmount will only be liable for direct damages. In any event, notwithstanding any other clause in this Agreement, the total liability of Ellmount for such damages shall not exceed the sum of ten thousand Euros. (10,000 EUR)

Term, Termination and Survival

The term of this Agreement shall be for a period of one year from the Effective Date and shall continue in effect unless terminated by either party by giving the other party at least (3) months’ notice thereof to the end of each period.

The Client has the right to terminate any WO or CO Service prior to the end of the applicable Service by giving 3-month written notice to Ellmount. The Company will indemnify Ellmount for any third- party fees or other costs, responsibilities and expenses incurred by Ellmount as a result of the early termination of any Service generated in the WO and the CO.

Ellmount has the right to terminate the provision of any Service prior to the end of the applicable Service period by giving a 30-day written notice to the Client.

Either Party may terminate this Agreement effective immediately by giving written notice to the other Party if:

a) The other Party has violated a material term of this Agreement that cannot be remedied;

b) The other Party has violated a material term of this Agreement that can be remedied, but has not been able to remedy the noncompliance within 30 days following the date in which written notice requesting such remedy was received; or

c) If either Party goes into bankruptcy, liquidation or is managed in Trust by a court-appointed receiver.

Any termination of this Agreement or Work Order shall not affect Ellmount’s right to receive payments due under this Agreement. If this Agreement is terminated, Ellmount shall be entitled to receive all overdue payments owed to Ellmount.

Any term or condition herein that by express provision or by reason of its nature will survive the termination or expiration of this Agreement will continue in full force and effect after any termination or expiration of this Agreement.

No Assignment

Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party.

No Waiver

The failure of a Party to insist upon strict compliance of any term hereof or to exercise in any manner any right hereunder shall not excuse such party from performance hereunder or constitute a waiver by such party to exercise such or any other right at any time subsequently. No waiver of noncompliance hereof shall be deemed a waiver of any other noncompliance.

No Agency

The parties hereto agree and acknowledge that Ellmount is an independent contractor of the Client. Ellmount, its agents, subcontractors, employees and workers shall not be deemed employees of the Client or any of its affiliates for any purpose. The Client shall control the contracted services, but shall not be responsible for Ellmount’s actions while services are being performed, whether at the Client’s premises or elsewhere, and Ellmount shall have no authority to talk on behalf of, represent or bind the Client in any way.

This Agreement shall not entitle Ellmount’s agents, subcontractors, employees or workers to participate in any benefit plan or program for Client’s employees.

Ellmount shall be solely responsible for registering its agents, subcontractors, employees and workers with the Costa Rican Social Security Administration (CCSS), and for the compulsory Occupational Risk Insurance Policy issued by the National Insurance Institute. The Client shall not withhold or make social security payments, contributions to the unemployment/disability insurance, or obtain workers’ compensation insurance on behalf of Ellmount or its agents or employees.

Notices

All notices shall be made in writing and delivered to the address stated herein:

To Ellmount Support S.A.: San Jose, Montes de Oca, San Pedro, Boulevard Dent, 200 mts Norte de la Funeraria Montesacro en los Yoses, 11501, Costa Rica.

To Client:	1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands

Either Party may change or modify its information in this section upon giving not less than 30 days’ written notice to the other Party.

Severability

If an arbitrator or court finds that any provision hereof or any Work/Change Order is invalid or unenforceable, the remaining provisions of this Agreement or of such Work/Change Order shall not be affected. In such case, the invalid or unenforceable provision shall be replaced by the mutually acceptable provision that more closely reflects the Party’s original intent.

Force Majeure/Act of God

In no event shall either Party be liable for any delay or nonperformance of its obligations when such delay or noncompliance is due to causes beyond the control of such Party, including, among others, acts of God; hostile acts of war or aggression; acts of government, or any State, territory or political division of government; fires; floods; epidemics; pandemics; quarantine restrictions; legally declared strikes; terrorist acts.

No Solicitation

The Client may not during the term of this Agreement and for a period of one (1) year after this Agreement is terminated directly or indirectly, solicit, recruit, employ or hire Ellmount’s employees without Ellmount’s consent, if the Client desires to.

Governing Law

This Agreement shall be governed by the laws of Costa Rica.

Dispute Resolution

All disputes, claims, differences or controversies arising out of and/or related to any aspect of this Agreement, its business subject matter, performance, settlement, interpretation, validity or any nonperformance thereof shall be resolved initially by the Parties hereto or their representatives in an internal conciliation process during which any agreement shall be documented and added to this Agreement in order to be deemed binding.

If an agreement is not reached as mentioned above within 10 days from the date of the dispute, all disputes, claims, differences or controversies arising from or related to any aspect of this Agreement, its business subject matter, performance, settlement, interpretation, validity or any noncompliance thereof shall be resolved through legal arbitration according to the statutes of the International Center for Conciliation and Arbitration (“CICA”). The parties agree to submit voluntarily and unconditionally to its rules and statutes and to request to be heard in Spanish.

Entire Agreement

This Agreement and the Work Order/Change Orders executed by the Parties, constitute the final, complete, and exclusive agreement between the parties with respect to its subject matter.

Unless otherwise expressly stated herein, no modification or waiver of the provisions herein shall be valid unless in writing and signed by authorized representatives of the Parties hereto. Email communications between the Parties shall not constitute a valid waiver or modification hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

In witness whereof, accepted and agreed:

By Ellmount Support S.A.		By	HR Entertainment LTD
Print Name: Omar Monge		Print Name: Maricel Vai

Position: Director		Position:	Director
Date:	May 1st 2022	Date:	May 1st 2022

WORK ORDER FORM

DATE: ___________

1. Products

Product
Customer support
VIP customer management
Payment processing and risk management services

2. Currencies

EUR

3. Pricing

Item	cost	Details

Ops management fees	€70	Hourly fee

Office admin/HR tasks	€14	Hourly fee

Customer Support	€18	Hourly fee per agent

VIP Management	€22	Hourly fee per agent

Payments and Risk analysts	€20	Hourly fee per agent

Shared office space	up to €2100	monthly

Accounting fee	up to €1200	monthly

ISP	up to €400	monthly

REMUNERATION

Ellmount Support SA shall be remunerated with a fee allowing the company to earn an arm’s length operating profit for its services provided.

The fee for the Services provided by Ellmount Support SA (“Services Fee”) shall be net cost plus 4% for all direct and indirect costs plus overhead related to the provision of the Services.

The actual direct and indirect costs include the cost for personnel and equipment; overhead expenses; operational fees including but not limited to the Costa Rican Social Security Administration (CCSS), and the compulsory Occupational Risk Insurance Policy issued by the National Insurance Institute and potential expenses paid to third parties.

The remuneration for the provision of the Services derives from Customer Support via Live Chat and Email, Customer Retention, VIP Account Management, Payment Processing Services, Risk Management Services, Operation Management and Human Resources services, shared office space, accounting services and ISP costs.

The monthly invoice total will be calculated based on the total working hours per agent during the invoice period as per the Pricing in the WORK ORDER in addition to the services which are required to perform the tasks, such as management, office administration/HR, accounting fees, office space fees, ISP, etc.

The pricing does not include costs for CRM/messaging tools, helpdesk, email accounts, PBX/SMS services or any other third-party tools which shall be provided by the Client to perform these tasks.

In witness whereof, accepted and agreed:

By Ellmount Support S.A.		By	HR Entertainment LTD

Print Name: Omar Monge		Print Name:	Maricel Vai

Position: Director		Position:	Director

Date:	May 1st 2022	Date:	May 1st 2022